BASIC LEASE INFORMATION:

LEASE DATE:             July 12, 2004

LANDLORD:               F.G.B.P. L.L.C., A Utah Limited Liability Company

ADDRESS OF LANDLORD:    12185 So. Business Park Dr. 102 West, Utah 84020

TENANT:                 Flexpoint Sensor Systems, Inc.   [Initials] [9/13/04]
ADDRESS OF TENANT:      12200 So. Business Park Dr. 106 West, Utah 84020
CONTACT:                John Sindt, President
TELEPHONE:              801 568-5111

PREMISES:               Approximately 11,639 rentable square feet

LEASE TERM:             Five (5) years Commencing October 1, 2004 [Initials]
                        Terminating September 30, 2009  [Initials]
BASE RENT:              $  6,500.00  per month

BASE RENT ANNUAL INCREASE:  2% Per Year

ESTIMATED BASIC OPERATING COSTS:  $1,876.00  per month (assumes Tenant provides own janitorial services and pays own utilities, and own maintenance)

TOTAL RENT:             $ 8,376.00 per month

TENANT'S PERCENTAGE SHARE OF OPERATING COSTS:    33.50 %

LANDLORD'S WORK- (Tenant Improvement Allowance): $00.00 Per rentable sq. ft.

        The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease. In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.

LANDLORD:                         TENANT:

F.G.B.P. L.L.C.                   Flexpoint Sensor Systems, Inc. <Initials
                                                                  OK 9/13/04>

     /s/ Alan Wheatley                 /s/ John Sindt, President
By:______________________         By:_____________________________
         Alan Wheatley                    John Sindt

     /s/ Gary Deaton
By:______________________         By:_____________________________
     Gary Deaton

     /s/ Don Watkins
By:_______________________
     Don Watkins

    /s/ David Blake
By:_____________________________
    David Blake

                         LEASE AGREEMENT

        THIS LEASE made as of this 12TH day ofJuly, 2004 Between F.G.B.P. L.L.C. ("Landlord") and FLEXPOINT SENSOR SYSTEMS, INC. ("Tenant").

        Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those Premises ("Premises") as shown on Exhibit A attached hereto and made a part hereof, specified in the Basic Lease Information attached hereto.

    1. Occupancy. Tenant shall use and occupy the Premises for general office, manufacturing, assembly, and storage purposes and for no other use or purpose without the prior written consent of Landlord.

    2.    Term and Possession.

          a. The term of this Lease ("Lease Term") shall be for the period specified in the Basic Lease Information commencing on the Commencement Date, and ending thereafter as specified in the Basic Lease Information (or until sooner terminated as herein provided).

    3.    Rent.

          a. Tenant shall pay to Landlord throughout the term of this Lease rent as specified in the Basic Lease Information, payable in monthly installments in advance on the first day of each month during every year of the term, without deduction or offset whatsoever, to Landlord at the address specified in the Basic Lease Information, or to such other firm or to such other place as Landlord may from time to time designate in writing. Said rental is subject to adjustment as provided in Paragraph 27 hereof. If this Lease commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the monthly rental for the fractional month shall be appropriately prorated. Base Rent shall be increased by 2% on the first day of each anniversary of the Commencement Date.

          b. Tenant agrees that if rent or any other payment due hereunder from Tenant to Landlord remains unpaid ten (10) days after said amount is due, the amount of such unpaid rent or other payment shall be increased by a late charge to be paid Landlord by Tenant in an amount equal to five percent (5%) of the amount of the delinquent rent or other payment.

    4. Restrictions on Use. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the building or injure or annoy
them.   Tenant shall not do nor permit anything to be done on or about the
Premises or bring or keep anything therein which will in any way increase the rate of any insurance upon the building in which the Premises are situated or any of its contents or cause a cancellation of said insurance.

    5. Compliance with Laws. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, or governmental rule now in force or which may hereafter be enacted. Tenant shall at its sole cost promptly comply with all laws, and governmental rules, now in force or which may hereafter be in force excluding structural changes not related to alterations made by or for Tenant.

    6. Alterations. Tenant shall not make or suffer to be made any alterations, to the Premises without the prior written consent of Landlord. Upon the expiration or sooner termination of the term herein provided, Tenant shall upon demand by Landlord, at Tenant's sole cost remove all alterations, made by Tenant, designated by Landlord to be removed, and Tenant shall repair and restore the Premises to their original condition.

    7. Repair. By signing this Lease, Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver them. Tenant shall, during the term hereof at Tenant's sole cost, keep the Premises in good condition.

    8. Liens. Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished, or obligations incurred by Tenant. In the event that Tenant shall not, within twenty (20) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a property bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered additional rent and shall be payable to it by Tenant on demand with interest at the rate payable of eighteen percent (18%) per annum or two percent (2%) above the prime rate of U. S. Bank, whichever is more. Tenant shall give Landlord at least five (5) business days' prior notice of commencement of any material construction on the Premises.

    9.    Assignment and Subletting.

          a. Tenant shall not assign, encumber, or otherwise transfer this Lease or any interest herein, sublet the Premises or any part thereof without the prior written consent of Landlord which consent shall not be unreasonably
withheld.   A transfer by the present majority shareholders of ownership and control of the voting stock of a corporate tenant, or a transfer of a controlling interest in a partnership or proprietorship, as applicable, shall be deemed an assignment for the purposes of this Paragraph.

          b. Any subletting hereunder by Tenant shall not result in Tenant being released or discharged from any liability under this Lease.

          c. Landlord's consent to any assignment, encumbrances, subletting, occupation, lien or other transfer shall not release Tenant from any of Tenant's obligations hereunder or be deemed to be a consent to any subsequent occurrence.

    10.   Insurance and Indemnification.

          a. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury or damage to any person or property in or about the Premises by any cause, other than Landlord's negligence or willful acts.

          b. Except for claims or liability resulting from the negligence of Landlord, Tenant shall hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or damage to any person or property whatsoever: (i) occurring in, on, or about the Premises, (ii) occurring in, on, or about any facilities (including, without prejudice to the generality of the term "facilities," elevators, stairways, passageways, or hallways), the use of which Tenant may have in conjunction with other tenants of the Building, when such injury or damage shall be caused in part or in whole by the act, negligence, fault of, or omission of any duty with respect to the same by Tenant, its agents, servants, employees, or invitees, and in such case any action or proceeding brought against Landlord by reason of any such claims or liability, Tenant agrees to defend such action or proceeding at Tenant's sole expense by counsel reasonably satisfactory to Landlord. The provisions of this Paragraph 10 shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

          c. Tenant agrees to purchase at its own expense and to keep in force during the term of this Lease a policy or policies of worker's compensation and comprehensive liability insurance, including personal injury and property damage, in the amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000) for property damage and FIVE HUNDRED THOUSAND DOLLARS ($500,000) per person and ONE MILLION DOLLARS ($1,000,000) per occurrence for personal injuries or deaths of person occurring in or about the Premises, or such other amount as Landlord shall deem necessary, based on periodic insurance reviews in respect to injury or damage to persons or property. Said policies shall: (i) name Landlord as an additional insured and insure Landlord's contingent liability under this Lease; (ii) be issued by an insurance company which is acceptable to Landlord and licensed to do business in the state of Utah; and (iii) provide that such insurance shall not be canceled unless thirty (30) days' prior written notice shall have been given to Landlord. Said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the term of the Lease and upon each renewal of said insurance.

    11. Waiver of Subrogation. Landlord and Tenant hereby waive any right that each may have against the other on account of any loss or damage arising in any manner which is covered by policies of insurance for fire and extended coverage, theft, public liability, worker's compensation, or other insurance now or hereafter existing during the term hereof, provided, however, the parties each shall first have their respective insurance companies waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be.

    12.   Services and Utilities.

          a. Subject to paragraph c below, Landlord shall maintain the landscaped areas of the Building, the exterior of the Building, and the structure itself, in reasonably good order and condition except for damage occasioned by the act of the Tenant, which damage shall be repaired by Landlord at Tenant's expense.

          b. Provided the Tenant shall not be in default hereunder, Landlord agrees to furnish to the Premises during ordinary business hours of generally recognized business days, to be determined by Landlord , water and electricity suitable for the intended use of the Premises, Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating, ventilating, and air-conditioning system. Landlord shall in no event be liable for any interruption or failure of utility services on the Premises for conditions beyond its control.

          c. If Tenant shall require water or electric current or any other resource in excess of that usually furnished or supplied for use of the
Premises as general office space,   Landlord may cause a special meter to be
installed in the Premises so as to measure the amount of water, electric current, or other resource consumed. The cost of any such meters and of installation, maintenance, and repair thereof shall be paid for by Tenant, and Tenant agrees to pay Landlord promptly upon demand by Landlord for all such water, electric current, or other resource consumed, as shown by said meters, at the rate charged by the local public utility, furnishing the same, plus any additional expense incurred in keeping account of the water, electric current, or other resource so consumed.

          d. Any sums payable under this Paragraph 12 shall be considered additional rent and may be added to any installment or rent thereafter becoming due, and Landlord shall have the same remedies for a default in payment of such sum as for a default in the payment of rent.

    13.   Estoppel Certificate.

          a. Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a certificate substantially in the form attached hereto as Exhibit C and made a part hereof, indicating thereon any exceptions thereto which may exist at that time. Failure of the Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included in Exhibit C are true and correct without exception.


    14.   Holding Over.

          a. Any holding over after the expiration of the term of this Lease with the written consent of Landlord shall be a tenancy from month to month. The terms, covenants, and conditions of such tenancy shall be the same as provided herein, and the monthly rental shall be the current rate plus 10%. Acceptance by Landlord of rent after such expiration shall not result in any tenancy or any renewal of the term of this Lease, and the provisions of this Paragraph are in addition to and do not affect Landlord's right of reentry or other rights provided under this Lease or by applicable law.

          b. If Tenant shall retain possession of the Premises or any part thereof without Landlord's consent following the expiration or sooner termination of this Lease for any reason, then Tenant shall pay to Landlord for each day of such retention one-hundred and fifty percent (150%) of the daily rental for the last period prior to the date of such expiration or termination, subject to adjustment as provided in Paragraph 27. Tenant shall also indemnify and hold Landlord harmless from any loss or liability resulting from delay by Tenant in surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. Acceptance of rent by Landlord following expiration or termination shall not constitute a renewal of this Lease, and nothing contained in this Paragraph shall waive Landlord's right of reentry or any other right.

    15. Subordination. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which said Building, land, or Landlord's interest or estate in any of said items, is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form reasonably requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or the lien of any such mortgage or deed of trust.

    16. Rules and Regulations. Tenant shall faithfully observe and comply with the rules and regulations printed on or annexed to this Lease and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Building of any said rules and regulations.

    17. Reentry by Landlord. Landlord reserves and shall at all times have the right to reenter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant hereunder. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon, and about the Premises, excluding Tenant's vaults and safes, or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises, or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. After reasonable notice to Tenant, Landlord shall also have the right, and without incurring any liability to Tenant therefore, to change the arrangement and/or location of passageways, corridors, stairs, toilets, or other public parts of the Building and to change the name, by which the Building is commonly known.

    18. Insolvency or Bankruptcy. The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment of Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, or reorganization act, shall at Landlord's option constitute a breach of this Lease by Tenant. Upon the happening of any such event or at any time thereafter, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, or reorganization proceedings.

    19.1   Default by Tenant.

           The failure to perform or honor any covenant, condition, or representation made under this Lease shall constitute a default hereunder by Tenant. Except as provided in Paragraph 3 above, Tenant shall not have any grace period within which to cure any default in the payment of rental or adjustment thereto, and Landlord shall not be required to give any notice to Tenant of any such default before exercising any remedies available to Landlord. Tenant shall have a reasonable time from the date of written notice from Landlord within which to cure any default under this Lease other than a default in the payment of rental or adjustments thereto. Upon a default under this Lease by Tenant, and failure to cure the default by Tenant within the permissible time period, if any, Landlord shall have the following rights and remedies in addition to, or as an alternative to, any other rights or remedies available to Landlord at law or in equity:

           a. Re-enter the Premises, take possession thereof, eject all persons therefrom, and with or without re-entry, declare this Lease terminated, in which event Tenant shall immediately pay Landlord a sum of money equal to the amount, if any, by which the then discounted value of the rent reserved under this Lease for the balance of the Lease Term exceeds the then discounted reasonable rental value of the Premises for the balance of the Lease Term (discounted to the date of termination at the rate of six percent (6%) per annum) plus costs, expenses and reasonable attorney's fees.

           b. Re-enter the Premises, take possession thereof, eject all persons therefrom, and with or without terminating this Lease, relet the Premises or any part thereof, for the account of Tenant upon such terms and conditions as Landlord deems advisable, in which event the rents received from such reletting shall be applied first to the expenses of such reletting and collection, including clean-up, repair, and renovation or alteration of the Premises, reasonable attorneys' fees, and real estate commissions paid, and thereafter to payment of all sums due or to become due landlord under this
Lease.   Tenant shall pay landlord monthly, on or before the first day of each month, any deficiency between the rent due under this Lease and the rent received from such reletting less Landlord's expenses as set forth above in subparagraph (a).

           c. After terminating or without terminating this Lease, Landlord may re-enter the Premises and take possession of any and all property whatsoever found there and place such property in a public warehouse or elsewhere for the account and at the expense of Tenant. In the event of default Tenant hereby grants Landlord a lien upon all of Tenant's property in the Premises. Landlord may thereafter sell any or all of such property at public or private sale in such manner and at such times and places as Landlord in its sole discretion may deem proper, and shall apply the proceeds of such sale; first, to the cost and expenses of such sale, including reasonable attorneys' fees; second, to the payment of the costs of or charges for storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the provisions of this Lease; and fourth, the balance, if any, to Tenant. Tenant hereby waives all claims for damages that may be caused by Landlord's reentering and taking possession of the Premises and/or removing, storing and disposing of any property therein, and will hold Landlord harmless from all loss, costs and/or damages occasioned thereby.

           d. All of Landlord's rights and remedies are cumulative and not exclusive, and the exercise of any right or remedy at any one time shall not preclude the exercise of the same or any other right or remedy at any other time. No re-entry or taking possession of the Premises or any property therein shall be construed as an election on Landlord's part to terminate this Lease.
Termination of this Lease may only be by written notice of termination given by Landlord to Tenant. Landlord may, in its sole discretion, sue periodically to recover damages, and no action for damages shall bar a later action for damages or any other remedy. Unless and until this Lease is terminated as provided in subparagraph (a) above, Tenant shall continue to be liable to Landlord for rent and all other amounts owing under this Lease when and as they become due, whether or not Tenant's possessions of the Premises has been terminated, and whether or not the Premises are sublet by Landlord.

    19.2   Default by Landlord

           Landlord shall not be in default unless Landlord fails to perform obligations of Landlord required under this Lease within a reasonable time, but not less than thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust covering the Premise or building in which the Premises is located whose name and address shall have been furnished to Tenant. Such notice must specify wherein Landlord has failed to perform such obligation. Notwithstanding the foregoing or any thing herein to the contrary, if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

    19.3 Consent to Notice Being Given to Principal of Tenant Affiliated With Landlord

            Tenant hereby consents that Landlord may, but shall not be obligated to, give any notice required or permitted to be given to Tenant pursuant to this Lease to any principal of Tenant who is also affiliated, directly or indirectly, in any way with Landlord, including Guarantors of this Lease, and Members of F.G.B.P., LLC, and Tenant hereby releases Landlord, and agrees to hold Landlord harmless from, any and all liability of any kind or nature in any way arising out of or connected with giving such notice.

    20.   Damage by Fire, Etc.

          a. If the Premises or the Building are damaged by fire or other casualty, Landlord shall forthwith repair the same as speedily as possible as possible at the expense of Landlord, unless Landlord shall elect not to rebuild, as hereinafter provided and an equitable part of the rent shall be abated until so repaired, based upon the time and to the extent the leased premises are untenantable.

          b. In case the Premises or the Building shall be destroyed or so damaged by fire or other casualty, as to render more than twenty five percent (25%) thereof untenantable, or in the event of any uninsured loss, or if the unexpired term of this Lease is one and one-half (1-1/2) years or less on the date of any destruction or damage, then either party may, if it so elects, by notice in writing to the other party, within thirty (30) days after such destruction or damage, terminate this Lease.

          c. Landlord's obligation to repair or rebuild shall be limited to basic building and the replacement of any original installations as Landlord's Work. In no event, in the case of any such destruction, shall Landlord be required to repair or replace Tenant's inventory or Tenant Nonstandard Work. Tenant covenants to make such repairs and replacements and to furnish Landlord, on demand, evidence of insurance assuring its ability to do so.

    21.   Eminent Domain.

          a. If the whole of the Premises shall be taken under the power of eminent domain, then the term of this Lease shall cease as of the day possession shall be taken and the rent shall be paid up to that date.

          b. In the event more than forty percent (40%) of the Premises shall be so taken, either party shall have the right to terminate this Lease effective at the time provided in Subsection A above upon giving the other party written notice of termination within sixty (60) days after the taking of possession by such authority.

          c. If any of the floor area of the Premises shall be so taken, then Tenant shall have the right either to terminate this Lease or, subject to Landlord's right to termination as set forth in Subsection B above, to continue in possession of the remainder of the Premises upon notice in writing to landlord of Tenant's intention given within thirty
(30) days after such taking of possession, and if Landlord does not terminate, all of the terms herein provided shall continue in effect except that the rent shall be equitably abated as to any portion of the Premises so taken and Landlord shall restore the Premises to a complete architectural unit but shall not be required to expend any amounts in excess of its award nor be obligated for any work excluded pursuant to this Lease.

          d. All damages awarded for such taking under the power of eminent domain, whether for the whole or part of the Premises, shall be the property of Landlord, whether such damages shall be awarded as compensation for diminution in value of the leasehold or to the fee of the Premises; provided, however, that Landlord shall not be entitled to any separate award made to Tenant for loss of business, depreciation to and cost of removal of inventory, or to other separate awards payable to Tenant.

     22. Sale by Landlord. In the event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. This Lease shall not be affected by any such sale, and Tenant agrees to attorn to the purchaser or assignee.

    23.   Right of Landlord to Perform.    If Tenant shall fail to pay any sum
of money, other than rent, required to be paid by it thereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for thirty (30) days after notice thereof by Landlord, Landlord may, without thereby waiving or curing such failure and without waiving or releasing Tenant from any obligation of Tenant, make any such payment or perform any such act for the account of Tenant.

    24.   Surrender of Premises.

          a. Tenant shall, at least thirty (30) days before the last day of the term hereof, give to Landlord a written notice of intention to surrender the Premises on that date, but nothing contained herein shall be construed as an extension of the term hereof or as consent of Landlord to a holding over by Tenant.

          b. At the end of the term or any renewal thereof, or upon termination of Tenant's right to possession, Tenant will deliver up to Landlord possession of the Premises in good condition reasonable wear and tear excepted. Tenant shall, prior to the termination of this Lease or termination of Tenant's right to possession, remove all movable furniture and equipment belonging to Tenant, at Tenant's sole cost, title to which shall be in Tenant until such termination, repairing any damage caused by such removal. Property not so removed upon the termination of this Lease or upon termination of Tenant's right to possession shall be deemed abandoned by Tenant, and title to the same shall thereupon pass to Landlord. Upon request by Landlord, unless otherwise agreed to in writing by Landlord, Tenant shall remove, at Tenant's sole cost, any or all permanent improvements or additions to the Premises installed by or at the expense of Tenant.


    25. Waiver. If either Landlord or Tenant waives the performance of any term, covenant, or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant, or condition contained herein. Furthermore, the acceptance of rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such rent. Failure by Landlord to enforce any of the terms, covenants, or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant, or condition contained in this Lease may only be made by a written document signed by Landlord.

    26. Notices. All notices and demands which may be or are required to be given by either party to the other hereunder shall be in writing. All notices and demands by Landlord to Tenant shall be sent by United States certified or registered mail, postage prepaid, addressed to Tenant at the Premises, or to such other place as Tenant may from time to time designated in a notice to Landlord. All notices and demands by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, addressed to Landlord at the address specified in the Basic Lease Information, or to such other firm or to such other place as Landlord may from time to time designate in a notice to Tenant. All notices and demands shall be deemed given on the date personally delivered to the address designated above or on the date mailed as provided above.

    27. Rental Adjustments. In addition to Basic Rent provided to be paid hereunder, Tenant shall pay, as Rent, Tenant's Proportionate Share of Basic Operating Cost in the manner set forth below.

          a. Definition: For purposes hereof, the terms used in this Paragraph 27 shall have the following meanings:

            (1) "Basic Operating Cost" shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the operation of the Building:

                (i) All wages of all employees engaged directly in the operation, management, maintenance, engineering, and security of the Building; provided, however, that Basic Operating Cost shall not include leasing commissions paid to any real estate broker, salesperson, or agent.

                (ii) Supplies, materials, tools, and rental of equipment used in the operation, management, and maintenance of the Building.

                (iii) Utilities, including water and power, gas, sewer, heating, lighting, air conditioning and ventilating servicing the Building.

                (iv) All maintenance, janitorial, and service agreements for the Building and the equipment therein, including without limitation, alarm services, garbage and waste disposal, security service, water treatment, facade maintenance, roof maintenance, landscaping, window cleaning, and heating and air conditioning equipment maintenance.

                (v) A management cost recovery equal to five percent (5%) of Gross Rent derived from the Building.

                (vi) Legal expenses, accounting expenses, and the cost of audits by certified public accountants: provided, however, that legal expenses chargeable as Basic Operating Cost shall not include the cost of negotiating leases, collecting rents, evicting tenants, nor shall it include costs incurred in legal proceedings with or against any tenant or to enforce the provisions of any lease.

                (vii) All insurance premiums and costs including, but not limited to, the premiums and cost of fire, casualty and liability coverage and rental abatement and earthquake insurance (if Landlord elects to provide such coverage) applicable to the Building and Landlord's personal property used in connection therewith.

                (viii) Repairs, replacements, and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and the alterations attributable solely to tenants of the Building other than Tenant).

                (ix) All maintenance costs relating to public and service areas of the Building including (but without limitation) sidewalks, landscaping, service areas, mechanical rooms, and Building exteriors.

                (x) All taxes and assessments and governmental charges, whether federal, state, county, or municipal, and whether by taxing districts or authorities presently taxing the Building or by others, whether subsequently created or otherwise.

                (xi) Amortization (together with reasonable financing charges) of capital improvements made to the Building subsequent to the Term Commencement Date which will improve the operating efficiency of the Building or which may be required to comply with laws, ordinances, rules or regulations promulgated, adopted, or enforced after completion of the initial construction of the Building and improvements of the Premises pursuant to the Office Lease Improvement Agreement.

                (xii) All costs of contesting any law applicable to the Building or the amount of any taxes affecting the Building.

         Notwithstanding anything to the contrary herein contained, Basic Operating Cost shall not include (aa) the initial construction cost of the Building; (bb) depreciation on the initial construction of the Building; (cc) the cost of providing Tenant Improvements to Tenant or any other tenant; (dd) debt service (including, but without limitation, interest, principal, and any impound payments) required to be made on any mortgage or deed of trust recorded with respect to the Building and/or the real property on which the Building is located other than debt service and financing charges imposed pursuant to Paragraph 27 a.(1)(xi) above; and (ee) the cost of special services, goods, or materials provided to any tenant. In the event that the Building is not fully occupied during any fiscal year of the Term, an adjustment shall be made in computing the Basic Operating Cost for such year so that Basic Operating Cost shall be computed as though the Building had been one hundred percent (100%) occupied.

            (2) "Estimated Basic Operating Cost" for any particular year shall mean Landlord's estimate of the Basic Operating Cost for such fiscal year as hereinafter provided.

            (3) "Basic Operating Cost Adjustment" shall mean the difference between Basic Operating Cost and Estimated Basic Operating Cost for any calendar year determined as hereinafter provided.

            (4) "Building" shall mean the Building described in the Basic Lease Information, plus all land on which it is located or which is used in connection with the Building.

         b. Payment of Estimated Basic Operating Cost. During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Basic Operating cost for the ensuing fiscal year. The fiscal year is as specified in the Basic Lease Information. The Estimated Basic Operating Cost for the fiscal year in which the Scheduled Term Commencement Date falls is set forth in the Basic Lease Information sheet. Tenant shall pay Tenant's Proportionate Share of the Estimated Basic Operating Costs with installments of Basic Rent required to be paid pursuant to Paragraph 3 above for the fiscal year to which the estimate applies in monthly installments on the first day of each calendar month during such year, in advance. Such payment shall be construed to be Rent for all purposes hereof.

         c.    Computation of Basic Operating Cost Adjustment.   After the end
of each fiscal year, Landlord shall deliver to Tenant a statement of Basic Operating Cost for the fiscal year just ended, accompanied by a computation of Basic Operating Cost Adjustment. If such statement shows that Tenant's payment based upon Estimated Basic Operating Costs is less than Tenant's Proportionate Share of Basic Operating Cost, then Tenant shall pay the difference within twenty (20) days after receipt of such statement, such payment to constitute additional rent hereunder. If such statement shows that Tenant's payments of Estimated Basic Operating Cost exceed Tenant's Proportionate Share of Basic Operating Costs, then (provided that Tenant is not in default under this Lease) Tenant shall receive a credit for the amount of such payment against Tenant's obligation for payment of Tenant's Proportionate Share of Estimated Basic Operating Cost next becoming due hereunder. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Basic Operating Cost Adjustment shall be paid by the appropriate party within twenty (20) days after the date of delivery of the statement.

         d. Net Lease. This shall be a net lease and Base Rent shall be paid to Landlord absolutely net of all costs and expenses. The provisions for payment of Basic Operating Cost by means of periodic payments of Tenant's Proportionate Share of estimated Basic Operating Cost and the Basic Operating Cost Adjustment are intended to pass on to Tenant and reimburse Landlord for all cost and expenses of the nature described in Paragraph 27 a.(1) above incurred in connection with operation of the Building.


    28. Taxes Payable by Tenant. Tenant shall pay before delinquency all taxes levied or assessed during the term of this Lease (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources, capital stock taxes, and estate and inheritance taxes), whether by or otherwise calculated with respect to: (a) the gross or net payable under this Lease including, without limitation, any gross receipts tax levied by any taxing authority, or any other gross income tax or excise tax levied by any taxing authority with respect to the receipt of the rental hereunder; (b) the value of Tenant's equipment, furniture, fixtures, or other personal property located in the Premises; or (c) the value of any leasehold improvements, alterations or additions made in or to the Premises, regardless of whether title to such improvements, alterations, or additions shall be in Tenant or Landlord.

    29. Abandonment. Tenant shall not vacate or abandon the Premises at any time during the term, and any such vacation or abandonment shall be a breach of this Lease. If Tenant shall abandon, vacate, or surrender said Premises or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall, at the option of Landlord, be deemed to be abandoned and title thereto shall pass to Landlord.

    30. Successors and Assigns. Subject to the provisions of Paragraph 9 hereof, the terms, covenants, and conditions contained herein shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators, and assigns of the parties hereto.

    31. Attorneys' Fees. In the event that any action must be taken to enforce any term, covenant, or condition of this Lease, Landlord shall be entitled to payment by Tenant of all reasonable costs incurred in connection with such enforcement, whether or not litigation is commenced including, without limitation, reasonable attorneys' fees.

    32. Lease Consideration. Upon occupancy in the Premises, Tenant has paid the sum of $6,500.00 as lease consideration. Landlord may apply the lease consideration to pay the cost of performing any obligation which Tenant fails to perform within the time required by this Lease, but such application by Landlord shall not be the exclusive remedy for Tenant's default. If the lease consideration is applied by Landlord, Tenant shall on demand pay the sum necessary to replenish the lease consideration to its original amount.

    33.  [Intentionally Deleted]

    34. Corporate Authority. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in Utah, that the corporation has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the corporation were authorized to do so. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

    35. Lease Effective Date. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

    36. Brokerage. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and/or that no broker, agent or other person brought about this transaction. Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

    37. Force Majeure. Except in the case of the payment of Rent by Tenant, whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, Landlord or Tenant as the case may be shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, Acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Landlord or Tenant as the case may be.

    38. Certain Rights Reserved by Landlord. Landlord shall have the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim for setoff or abatement of rent:

         a. To decorate and make repairs, alterations, or improvements, whether structural or otherwise, in and about the Building, and to change the arrangement and location of entrances, doors, corridors, elevators, stairs, toilets, or other public parts of the Building, without affecting any of Tenant's obligations hereunder, so long as the leased Premises are reasonably accessible.

         b. To have and retain a paramount title to the leased Premises free and clear of any act of Tenant purporting to burden the encumber them.

         c.    To change the name of which the Building is designated.

         d. To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein.

         e.    [Intentionally Deleted]

         f. To have access for Landlord and other tenants of the Building to any mail chutes located on the leased Premises according to the rules of the United States Postal Service.

         g. To take all such reasonable measures as Landlord may deem advisable for the security of the Building and its occupants including, without limitation, the search of all persons entering or leaving the Building, the evacuation of the Building for cause, suspected cause, or for drill purposes, the temporary denial of access to the Building, and the closing of the Building after normal business hours and on Saturdays, Sundays, and holidays subject, however, to Tenant's right to admittance when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time.

    39.  [Intentionally Deleted]

    40.  Miscellaneous.

         a. The term "Premises" wherever it appears herein includes and shall be deemed or taken to include the office space demised and improvements now or at any time hereinafter comprising or built in the space hereby demised. The term "Landlord" shall include the Landlord, its successors, and assigns. In any case where this Lease is signed by more than one person, the obligations hereunder shall be joint and several. The term "Tenant" or any pronoun used in place thereof shall indicated and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators, and permitted assigns, according to the context hereof.

         b. Time is of the essence of this Lease and all its provisions. This Lease, in all respects, shall be governed by the laws of the state of Utah. The Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument by the parties hereto.

         c. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

         d. Exhibits attached hereto are hereby incorporated into this Lease.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

LANDLORD:                             TENANT:

 F.G.B.P. L.L.C.        [initials]    FLEXPOINT SENSOR SYSTEMS, INC.



    /s/ Alan Wheatley                      /s/ John Sindt, President
By:_____________________________      By:_____________________________
    Alan Wheatley                          John Sindt

    /s/ Gary Deaton
By:_____________________________      By:_____________________________
    Gary Deaton

    /s/ Don Watkins
By:_____________________________
    Don Watkins                                    9/13/04

    /s/ David Blake
By:_____________________________
    David Blake